Enphase Energy Completes Acquisition of SunPower’s Microinverter Business
Acquisition Brings Together Category Leaders in Residential Installations and Microinverters

PETALUMA, Calif. and SAN JOSE, Calif., Aug. 9, 2018- Enphase Energy, Inc. (NASDAQ:ENPH), and SunPower Corp. (NASDAQ:SPWR), today announced that Enphase has completed the previously announced acquisition of SunPower’s microinverter business for a total of $25 million in cash and 7.5 million shares of Enphase common stock. Key anticipated benefits and highlights of the acquisition include:

•	Advances AC Modules (ACM) as the future of residential solar

•	Enhances SunPower’s Equinox™ Home Solar System with a custom line of Enphase’s IQ microinverters for use with SunPower AC Modules

•	Adds over 140 patents to enhance Enphase’s strong IP portfolio

•	$15 million of cash purchase price funded from Enphase’s balance sheet at closing and $10 million of cash purchase price to be funded by 12/28/2018

“We are excited to close the acquisition of SunPower’s microinverter business ahead of plan,” said Badri Kothandaraman, president and CEO of Enphase Energy. “We now expect volume shipments of IQ 7XS microinverters in the fourth quarter of 2018 and an acceleration of the ramp throughout 2019. The business is on track to achieve its full revenue and gross margin potential. ACM is a significant component of our profitable top line growth strategy. We look forward to being a strong innovation partner for SunPower.”
IQ 7 is Enphase’s seventh-generation microinverter platform leading the industry with its software-defined architecture, broad regulatory compliance and advanced “Smart Grid” features. The IQ 7XS microinverter offers 97.5% CEC efficiency and was designed specifically for SunPower’s X Series 96-cell PV modules with peak AC output power of 320W and a Maximum Power Point (MPP) tracking range of 53-64V.
“We’re pleased to close on our strategic partnership with Enphase, which brings together leaders in residential installations and residential microinverters,” said SunPower Chairman and CEO Tom Werner. “We believe that AC modules are the future and this is an important step to accelerating global adoption, while helping to streamline and focus SunPower’s business priorities.”
About Enphase Energy, Inc.
Enphase Energy, a global energy technology company, delivers smart, easy-to-use solutions that connect solar generation, storage and management on one intelligent platform. The Company revolutionized solar with its microinverter technology and produces the world’s only truly integrated solar plus storage solution. Enphase has shipped over 17 million microinverters, and more than 790,000 Enphase systems have been deployed in over 120 countries. For more information, visit www.enphase.com and follow the company on Facebook, LinkedIn and Twitter.
Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc.
© 2018 Enphase Energy Inc. All Rights Reserved. Enphase Energy®, the Enphase logo and other trademarks or service names are the trademarks of Enphase Energy, Inc. SUNPOWER, the SUNPOWER logo and EQUINOX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.
About SunPower Corporation
As one of the world's most innovative and sustainable energy companies, SunPower (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, and North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
For Enphase Investors

The statements contained in this press release that are not historical facts (such as statements in the future tense and statements including “advance,” “anticipate,” “believe,” “enhance,” “expect” and similar terms and concepts) and statements relating to the expected results or benefits of the SunPower transaction are forward-looking statements. Such forward looking statements include statements that Enphase expects volume shipments of IQ 7XS microinverters in the fourth quarter of 2018 and an acceleration of the ramp throughout 2019, and that the business is on track to achieve its full revenue and gross margin potential. These forward-looking statements are based on Enphase's current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of such risks and uncertainties, including the risks and uncertainties described in more detail in Enphase’s most recent Quarterly Report on Form 10-Q and other documents on file with the SEC and available on the SEC's website at www.sec.gov. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.
Forward-Looking Statements
For SunPower Investors

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding market trends and expected benefits of the relationship with Enphase. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: competition and market conditions in the solar and general energy industry and difficulties that may arise in managing our strategic relationship. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.
Enphase Contacts:
Investors
Christina Carrabino
Investor Relations
ir@enphaseenergy.com
+1-707-763-4784 x7294

Media
Christian Zdebel
pr@enphaseenergy.com
+1-484-788-2384

SunPower Contacts:
Investors
Bob Okunski
Bob.Okunski@sunpower.com
408-240-5447

Media
Natalie Wymer
Natalie.Wymer@sunpower.com
408-457-2348